Exhibit 24.1

STATE OF    New York

COUNTY OF    New York

POWER OF ATTORNEY
OF
ROLAND C. SMITH
WITH RESPECT TO
TRIARC COMPANIES, INC.

KNOW ALL MEN BY THESE PRESENTS THAT I, Roland C. Smith, of Atlanta, Georgia, hereby make, constitute and appoint Stephen E. Hare of Atlanta, Georgia, to act as my true and lawful attorney-in-fact (granting to my said attorney full power of substitution and revocation) to act for me in my name, place and stead with respect to all documents and instruments required to be executed and delivered by me in my capacity as an officer of Triarc Companies, Inc. (the “Company”) or any of its direct or indirect subsidiaries, including without limitation, in connection with any of the following:

(i)

each expenditure by the Corporation or any of its direct or indirect subsidiaries, including capital expenditures of up to and including $5 million (including the present value of capitalized leases and the present value of leases of 3 years or longer), but excluding the acquisition of debt or equity securities, assets or real estate;

(ii)

each disposal by the Corporation or any of its direct or indirect subsidiaries of assets (other than a sale of securities held by the Corporation or one of its direct or indirect subsidiaries in its portfolio of marketable securities) with a net book value of up to and including $5 million (Subject to a maximum of $25 million, in the aggregate, in any fiscal year.);

(iii)

each acquisition by the Corporation or any of its direct or indirect subsidiaries of debt or equity securities, assets or real estate of up to and including $5 million (Subject to a maximum of $25 million, in the aggregate, in any fiscal year.); and

(iv)

(i) each long-term borrowing (i.e., a borrowing with an original maturity of one year or more) by the Corporation or one of its direct or indirect subsidiaries, (ii) each loan by the Corporation or one or more of its direct or indirect subsidiaries to any person which is neither the Corporation nor one of its direct or indirect subsidiaries, (iii) the guarantee by the Corporation or one of its direct or indirect subsidiaries of indebtedness for money borrowed by the Corporation or one of its direct or indirect subsidiaries and (iv) the guarantee by the Corporation or one of its direct or indirect subsidiaries of an obligation of any person which is neither the Corporation nor one of its direct or indirect subsidiaries, of up to and including $5 million (Subject to a maximum of $25 million, in the aggregate, in any fiscal year.).

Power of Attorney of
Roland C. Smith

The undersigned hereby grants to said attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

No party dealing with my attorney-in-fact shall be required to determine the validity of this instrument or any other document executed by my attorney-in-fact.

This Power of Attorney shall remain in full force and effect until June 6, 2008 or until earlier revoked by me.

IN WITNESS WHEREOF, I have hereunto set my hand and seal on May 8, 2008.

/s/ Roland C. Smith (SEAL)
Roland C. Smith

In the presence of:

     /s/ Nils H. Okeson

ACKNOWLEDGMENT

STATE OF    New York
COUNTY OF    New York

Before me the undersigned notary public on this day personally appeared Roland C. Smith known to me to be the person whose name is subscribed to the foregoing power of attorney, and acknowledged to me that he executed the same for the purpose therein expressed as his voluntary act and deed.

(Notarial Seal)

/s/ Jane A. Singletary
Notary Public
My commission expires:

July 29, 2010